Exhibit 99.1

Mutual Termination Agreement

Whereas, First Place Bank, a federal savings association (“Purchaser”), and AmTrust Bank, a federal savings bank (“Seller”), have entered into a Purchase and Assumption Agreement dated June 23, 2009 (the “Purchase Agreement”) and a Mortgage Loan Purchase Agreement dated June 23, 2009 (the “Loan Agreement” and together with the Purchase Agreement, the “Agreements”);

Whereas, pursuant to Section 11.1(a) of the Purchase Agreement, Purchaser and Seller may terminate the Purchase Agreement by mutual written agreement at any time prior to the closing date;

Whereas, pursuant to Section 2.05(d) of the Loan Agreement, if the Purchase Agreement is terminated, then the Loan Agreement and the transactions contemplated by the Loan Agreement are terminated.

Now, therefore, for good and sufficient consideration, Purchaser and Seller hereby agree as follows:

Purchaser and Seller each hereby agree and consent to terminate the Agreements pursuant to Section 11.1(a) of the Purchase Agreement and Section 2.05(d) of the Loan Agreement, and the Agreements are hereby so terminated, effective immediately.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Mutual Termination Agreement to be executed by their respective officers thereunto duly authorized as of September 10, 2009.

FIRST PLACE BANK

By:	/s/ Steven R. Lewis
Name:	Steven R. Lewis
Title:	Chief Executive Officer

AMTRUST BANK

By:	/s/ Peter Goldberg
Name:	Peter Goldberg
Title:	Chief Executive Officer